As filed with the Securities and Exchange Commission on September 13, 1996
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              LIFECELL CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                          76-019890
  (State or other jurisdiction               (I.R.S Employer Identification No.)
of incorporation or organization)

  3606 RESEARCH FOREST DRIVE
     THE WOODLANDS, TEXAS                                    77381
(Address of Principal Executive Offices)                  (Zip Code)

                LIFECELL CORPORATION SECOND AMENDED AND RESTATED
                       1992 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                                ANTHONY A. BROWN
                              LIFECELL CORPORATION
                           3606 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381
                     (Name and address of agent for service)

                                  713/367-5368
          (Telephone number, including area code, of agent for service)

                                    COPY TO:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                           ATTENTION: ROBERT E. WILSON

                          -----------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES       AMOUNT TO BE       OFFERING PRICE        AGGREGATE       REGISTRATION
 TO BE REGISTERED          REGISTERED         PER SHARE(1)     OFFERING PRICE(1)        FEE
- --------------------------------------------------------------------------------------------------
Common Stock, $.001
  par value            1,000,000 shares(2)      $3.8125           $3,812,500          $1,315
==================================================================================================

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the Nasdaq Stock Market on September 10, 1996.

(2) Includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Second Amended and Restated 1992 Stock Option Plan, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             a. The following documents are hereby incorporated by reference in this Registration Statement:

                    1. The Annual Report on Form 10-K for the fiscal year ended December 31, 1995 of LifeCell Corporation, a Delaware corporation (the "Registrant"), filed April 1, 1996 with the Securities and Exchange Commission (the "Commission"), as amended by Amendment No. 1 to Form 10-K on Form 10-K/A of the Registrant, filed with the Commission on May 29, 1996.

                    2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, filed with the Commission on May 15, 1996.

                    3. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed with the Commission on August 14, 1996.

                    4. The description of the Registrant's common stock, $.001 par value (the "Common Stock"), contained in a registration statement on Form 8-A filed with the Commission on February 27, 1992, including any amendment or report filed for the purpose of updating such description.

             b. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Article X of the Registrant's Amended and Restated By-laws (the "By-laws") provides for mandatory indemnification to at least the extent specifically allowed by Section 145 of the General Corporation Law of the State of Delaware (the "GCL").

             Pursuant to Section 145 of the GCL, the Registrant generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was not lawful. With respect to suits by or in the right of the Registrant, however, indemnification generally is limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the Registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for such persons.

             The above discussion of the Registrant's By-laws and Section 145 of the GCL is not intended to be exhaustive and is qualified in its entirety by such document and such statute.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

                                      II-1

ITEM 8.      EXHIBITS.

             4.1 --Restated Certificate of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, filed with the Commission on August 14, 1996).

             4.2 --Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, filed with the Commission on August 14, 1996).

             4.3 --Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-44969), filed with the Commission on February 10, 1992).

             4.4 --LifeCell Corporation Second Amended and Restated 1992 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, filed with the Commission on August 14,
                          1996).

             5.1          --Opinion of Fulbright & Jaworski L.L.P.

             23.1         --Consent of Arthur Andersen LLP.

             23.2         --Consent of Fulbright & Jaworski L.L.P. (included in
                          Exhibit 5.1).

             24.1         --Powers of Attorney (contained on page II-4).

ITEM 9.      UNDERTAKINGS.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

                                      II-2

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on the 12th day of September, 1996.

                                            LIFECELL CORPORATION

                                            By: /s/ ANTHONY A. BROWN
                                                    Anthony A. Brown
                                                    Vice President and
                                                    Chief Financial Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul M. Frison and Anthony A. Brown, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                    TITLE                                  DATE
- ---------                    -----                                  ----
/s/ PAUL M. FRISON           Chairman of the Board,           September 12, 1996
    Paul M. Frison           President and Chief
                             Executive Officer
                             (Principal Executive Officer)

/s/ STEPHEN A. LIVESEY       Executive Vice President,        September 12, 1996
    Stephen A. Livesey       Chief Scientific Officer
                             and Director

/s/ ANTHONY A. BROWN         Vice President and Chief         September 12, 1996
    Anthony A. Brown         Financial Officer(Principal
                             Financial and Accounting Officer)

Michael E. Cahr              Director                         September 12, 1996


P. William Curreri           Director                         September 12, 1996


James G. Foster              Director                         September 12, 1996


Christopher C. Kraft         Director                         September 12, 1996


Thomas G. Ricks              Director                         September 12, 1996


Martin P. Sutter             Director                         September 12, 1996


                                      II-4

                                  EXHIBIT INDEX

EXHIBIT NUMBER                        DESCRIPTION
- --------------                        -----------
        4.1 Restated Certificate of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, filed with the Commission on August 14, 1996).

        4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, filed with the Commission on August 14, 1996).

        4.3     Form of Common Stock Certificate (incorporated by reference to
                Exhibit 4.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-44969), filed with the Commission on February 10, 1992).

        4.4 LifeCell Corporation Second Amended and Restated 1992 Stock Option Plan, as amended (incorporated by reference to Exhibit
                10.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, filed with the Commission on August 14, 1996).

        5.1     Opinion of Fulbright & Jaworski L.L.P.

       23.1     Consent of Arthur Andersen LLP.

       23.2     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                5.1).

       24.1     Powers of Attorney (contained on page II-4).